EXPLANATION TO #2

TATUM DEVELOPMENT CORP OWNS ALL OF THE CAPITAL STOCK OF WILLMUT GAS AND OIL COMPANY, ALONG WITH CASH, INVESTMENT SECURITIES AND SOME SMALL PARCELS OF LAND ALL LOCATED WHOLLY WITHIN THE STATE OF MISSSISSIPPI.

WILLMUT GAS AND OIL COMPANY OWNS AND OPERATES A GAS DISTRIBUTION UTILITY BUSINESS AND RELATED COMPRESSORS, REGULATORS, METERING STATIONS, PIPELINES, PIPELINE EASEMENTS AND RIGHTS OF WAY, AND REAL AND PERSONAL PROPERTY USED OR USEFUL THEREIN, ALL LOCATED IN FORREST, LAMAR, JONES, COVINGTON, SIMPSON, JEFFERSON DAVIS AND RANKIN COUNTIES, WITHIN THE STATE OF MISSISSIPPI.

NO PROPERTY OF EITHER CLAIMANT OR SUBSIDIARY IS LOCATED OUTSIDE OF THE STATE OF MISSISSIPPI.

                                             TATUM DEVELOPMENT CORP
                                       CONSOLIDATING STATEMENT OF EARNINGS         IN $ 000'S OF DOLLARS
                                    FOR 12 MONTHS ENDING:SEPTEMBER  30, 2004

                                                                                                      TATUM
                         TATUM      WILLMUT    INDUSTRIAL   MISSISSIPPI      THE                   DEVELOPMENT
                      DEVLOPMENT   GAS & OIL     WELDING     TANK & MFG   MERCHANTS                   CORP
                         CORP       COMPANY     SUPPLIES      COMPANY      COMPANY    ELIMINATE   CONSOLIDATED
SALES                          0      26,470       30,844        10,937     194,071           0        262,322
COST OF SALES                  0      20,139       17,866         9,319     166,318           0        213,642

GROSS MARGIN                   0       6,331       12,978         1,618      27,753           0         48,680

OTHER OP REVENUE               0           0            0             0       2,651           0          2,651

TOTAL OPERATING EXP        1,582       4,369       10,505         1,385      25,809        (501)        43,149

OTHER (INCOME)              (593)       (343)        (308)          (86)     (1,611)        784         (2,157)

PROFIT BEFORE IDAT          (989)      2,305        2,781           319       6,206        (283)        10,339

  INTEREST EXPENSE           703         173          318            73         829        (283)         1,813
  DEPRECIATION                12         947        1,265           228       2,346           0          4,798
  AMORTIZATION                 0           0          258             0           0           0            258

PROFIT BEFORE TAX         (1,704)      1,185          940            18       3,031           0          3,470

INCOME TAXES                (644)        434          410           (17)      1,107           0          1,290

PROFIT AFTER TAX          (1,060)        751          530            35       1,924           0          2,180

                                                   TATUM DEVELOPMENT CORP
                                                 CONSOLIDATING BALANCE SHEET         IN $ 000'S OF DOLLARS
                                            FOR MONTH ENDING: SEPTEMBER  30, 2004

                                                                                                                   TATUM
                                      TATUM      WILLMUT    INDUSTRIAL   MISSISSIPPI      THE                   DEVELOPMENT
                                   DEVLOPMENT   GAS & OIL     WELDING     TANK & MFG   MERCHANTS                   CORP
                                      CORP       COMPANY     SUPPLIES      COMPANY      COMPANY    ELIMINATE   CONSOLIDATED
ASSETS
  CASH & EQUIVALENT                       652         176          118            74         546           0          1,566
  ACCTS RECEIVABLE                          0       1,108        3,364         1,351      18,691           0         24,514
  ACCTS REC - OTHER                         2          21           14             0          15         (52)             0
  INVENTORIES                               0         322        2,893         3,321      14,020           0         20,556
  DEFERRED TAXES                           56         865           47             0         341           0          1,309
  OTHER                                   482         547          664            32         974           0          2,699
  TOTAL CURRENT ASSETS                  1,192       3,039        7,100         4,778      34,587         (52)        50,644

  PROPERTY,PLANT,EQUIP                     33      14,396        5,748         1,014      25,697        (330)        46,558

  NON COMP/GOODWILL                         0           0          609             0           0           0            609
  INVESTMENT IN SUBS                    3,970           0            0             0           0      (3,970)             0
  NOTES REC - OTHER                         0       3,800        2,500             0       2,500      (8,800)             0
  OTHER                                 2,388          29          292           170          23           0          2,902
  TOTAL OTHER ASSETS                    6,358       3,829        3,401           170       2,523     (12,770)         3,511
  TOTAL ASSETS                          7,583      21,264       16,249         5,962      62,807     (13,152)       100,713

LIABILITIES
  ACCTS PAYABLE                            27       1,066          982           616      15,087           0         17,778
  ACCRUED EXPENSES                         15          60          562           319       1,721           0          2,677
  DEPOSITS                                  0         555           25           898           0           0          1,478
  OTHER                                    74       2,320          101             0           0         (29)         2,466
  DEFERRED TAXES                            0          97            0             0       3,042           0          3,139
  TAX PAYBLE (NON INCOME)                   8         374          139           126         235           0            882
  ACCOUNTS PAYABLE-OTHER                   50           0            0             2           0         (52)             0
  INCOME TAX PAYABLE                      531        (132)          51           (31)       (419)          0              0
  NOTES PAYABLE                           688         350        3,358         1,961      13,421           0         19,778
  TOTAL CURRENT LIABILITIES             1,393       4,690        5,218         3,891      33,087         (81)        48,198

  OTHER LIABILITIES                     2,327       1,786            0             0           0           0          4,113

  NOTES PAYABLE - OTHER                 8,800           0            0             0           0      (8,800)             0
  NOTES PAYBLE LONG TERM                5,236       4,600        4,326           683      16,564           0         31,409
  TOTAL LIABILITIES                    17,756      11,076        9,544         4,574      49,651      (8,881)        83,720

STOCKHOLDER'S EQUITY
  STOCK                                 1,950         412            0         1,001         475      (1,888)         1,950
  PAID IN CAPITAL                           0       1,688          501           500           5      (2,694)             0
  UNREALIZED GAIN  ON SECURITIES        1,237           0            0             0           0           0          1,237
  RETAINED EARNINGS                     9,324       7,337        5,724          (147)     10,791         221         33,250
  CURRENT YEAR EARNINGS                (1,060)        751          530            34       1,885          40          2,180
  TREASURY STOCK                      (21,624)          0          (50)            0           0          50        (21,624)
  TOTAL STOCKHLDER EQUITY             (10,173)     10,188        6,705         1,388      13,156      (4,271)        16,993

  TOTAL LIAB & EQUITY                   7,583      21,264       16,249         5,962      62,807     (13,152)       100,713